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                                                                     EXHIBIT 21


                     LIST OF SUBSIDIARIES OF THE COMPANY


                                        JURISDICTION OF
                                       INCORPORATION OR
NAME                                     ORGANIZATION
----                                     ------------
LCC Design Services, L.L.C.                  Delaware
LCC Development Company, L.L.C.              Delaware
LCC Europe GmbH                              Germany
Eurofon de France S.A.R.L.                   France
LCC, United Kingdom                    United Kingdom
Microcell Management, Inc.                   Delaware
LCC International AS                         Norway
LCC do Brazil                                Brazil
LCC Asia Pacific PTE. LTD.                   Singapore